SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of Report: (Date of earliest event reported):
                          April 1, 2005 (April 1, 2005)


                           Blue Dolphin Energy Company
             (Exact name of registrant as specified in its charter)



        Delaware                       0-15905                   73-1268729
(State of Incorporation)       (Commission file Number)        (IRS Employer
                                                             Identification No.)

                             801 Travis, Suite 2100
                              Houston, Texas 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         On April 1, 2005, Blue Dolphin Energy Company, a Delaware corporation ("Blue Dolphin"), issued 743,969 shares of common stock, par value $.01 per share (the Common Stock"), as a result of the exercise of outstanding warrants. These warrants were issued by the Company in September and November 2004. The exercise of the Warrants was accomplished via net exercises, whereby holders surrendered their right to purchase a portion of the shares of Common Stock. In connection with the net exercise of warrants, the rights to receive 47,697 shares of Common Stock were surrendered and the Company issued 743,969 shares of Common Stock upon exercise, and no underwriting discounts or commissions were paid.

         In addition, effective March 21, 2005, Blue Dolphin issued 128,541 shares of Common Stock pursuant to the exercise of stock options granted under the Blue Dolphin 2000 Stock Incentive Plan. The exercises of stock options were accomplished via net exercises, as described above. The stock options exercised had exercise prices ranging from $.43 to $1.55. A total of 156,250 stock options were exercised and a total of 27,711 shares were used to satisfy the exercise price.

         The shares of Common Stock issued upon exercise of the warrants and options were issued by Blue Dolphin in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 1, 2005.

                                                     BLUE DOLPHIN ENERGY COMPANY

                                                      /s/ G. Brian Lloyd
                                                     ---------------------------
                                                     By:  G. Brian Lloyd
                                                     Vice President, Treasurer